SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


          Gildan Activewear Inc./Les Vetements de Sports Gildan Inc.
         ------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                 Canada                             Not Applicable
     -------------------------------             ---------------------
       (State of Incorporation or           (I.R.S. Employer Identification
              Organization)                              no.)

          725 Montee de Liesse                          H4T 1P5
   Ville Saint-Laurent, Quebec, Canada             -----------------
    ---------------------------------                 (Zip Code)
     (Address of Principal Executive
                Offices)

 If this form relates to the              If this relates to the registration
 registration of a class of securities    of a class of securities pursuant
 pursuant to Section 12(b) of the         to Section 12(g) of the Exchange
 Exchange Act and is effective            Act and is effective pursuant to
 pursuant to General Instruction          General Instructions A.(d), please
 A.(c), please check the following        check the following box.//
 box./X/


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class            Name of Each Exchange on Which
          to be so Registered            Each Class is to be Registered
          -------------------           ------------------------------

     Class A Subordinate Voting               New York Stock Exchange
     Shares, without par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
----------------------------------------------------------------------------
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

          For a description of the Class A Subordinate Voting Shares, without par value (the "Shares"), of Gildan Activewear Inc./Les Vetements de Sports Gildan Inc. (the "Registrant"), please refer to the information under the caption "Description of Share Capital" in the Registrant's Registration Statement on Form F-1 (File No. 333-74609) (the "Registration Statement") filed with the Securities and Exchange Commission, which description is hereby incorporated herein by reference. Such description of the Shares is included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) and is deemed to be incorporated by reference into the Registration Statement.


Item 2.  Exhibits.

          Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  GILDAN ACTIVEWEAR INC./LES
                                  VETEMENTS DE SPORTS GILDAN INC.


August 27, 1999                   By:    /s/ H. Greg Chamandy
                                       --------------------------------------
                                       Name:   H. Greg Chamandy
                                       Title:  Chairman of the Board and
                                               Chief Executive Officer